WEIFANG, China, Nov. 16 /PRNewswire-Asia-FirstCall/ -- Shengtai Pharmaceutical, Inc. (OTC Bulletin Board:SGTI.ob - News) ("Shengtai" or "the Company"), a manufacturer and distributor in China of glucose and starch as pharmaceutical raw materials and other starch and glucose products, today reported financial results for the three months ended September 30, 2010.

Results First Quarter Ended September 2010

Sales revenue for the three months ended September 30, 2010 was $34,644,572, an increase of $11,517,515, or 49.80% compared with the corresponding period in 2009. The increase in sales revenue resulted from the increase of the Company's sales volume and selling prices thanks to the recovery of the global economy and higher demands.

Costs of goods sold for the period ended September 30, 2010 was $28,625,215, an increase of $8,819,514, or 44.53% compared with the corresponding period in 2009. The increase in cost of sales was lower than the increase in net sales. As a result, the gross profit for the period ended September 30, 2010 was $6,019,357, an increase of $2,698,001, or 81.23%, compared with the same period in 2009, and the gross profit margin for the year ended June 30, 2010 was 17.37%, an increase from 3.01% for the same period in 2009.

Net profit for period ended September 30, 2010 was $1,643,084 or 0.17 per share as compared to a net profit of $783,833 or $0.08 per share for the same period ended September 2009.  (The common stock issued has undergone a reverse stock split of one new share of common stock for two old shares of common stock, effective November 9, 2010.  References to shares authorized and outstanding and to shareholder equity in the financial statements in this Form 10-Q are based on the number of common and preferred stock authorized and outstanding after the reverse stock split.)

A conference call to further discuss earnings will be held November 17, at 10:00 A.M. Eastern Time.

To participate, please call the following numbers:

    Phone Number + 1 (877) 407-8035 (North America)
    Phone Number + 1 (201) 689-8035 (International)

A replay of the call will be available through November 24, 2010, at 11:59 P.M. Eastern Standard Time. For the replay, please call:

    Phone Number +1 (877) 660-6853 (North America)
    Phone Number +1 (201) 612-7415 (International)
    Account Number: 286
    Conference ID Number: 361116

About Shengtai Pharmaceutical, Inc.

Shengtai Pharmaceutical, Inc. through its wholly owned subsidiary, Shengtai Holding, Inc. (SHI), and the Chinese operating company of Weifang Shengtai Pharmaceutical Co., Ltd., is a manufacturer and distributor in China of glucose and starch products as pharmaceutical raw materials, other starch products and other glucose products such as corn meals, food and beverage glucose and dextrin. For more information about Shengtai Pharmaceutical, Inc., please visit http://us.lrd.yahoo.com/SIG=11b0lbcrf/**http%3A//www.shengtaipharmaceutical.com/ ..

Forward Looking Statements

Certain statements in this press release and oral statements made by the Company constitute forward-looking statements concerning the Company's business and products. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, the Company's planned capacity expansion and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs, but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the pharmaceutical industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large-scale implementation of the Company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

For more information, please contact:

Shengtai Pharmaceutical, Inc.
Mr. Hu Ye
Chief Financial Officer
Tel:   +86-139-1157-3505
Email: shengtaicfo@hotmail.com

Shengtai Pharmaceutical, Inc.
Ms. Yukie Ying Gao
Investor Relations Manager
Tel:   +86-0536-6295802
Email: guaipaipai@hotmail.com

Investor Relations
DME Capital LLC
David Elias
Tel:   +1-516-967-0205
Email: dave@dmecapital.com